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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-37604 Amendment No. 2) and related Prospectus of inTEST Corporation for the registration of 2,300,000 shares of its common stock and to the incorporation by reference therein of our report dated August 6, 1999, with respect to the consolidated financial statements of Temptronic Corporation included in inTEST Corporation's Form 8-K/A, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP




Boston, Massachusetts
July 24, 2000